UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-37419 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: 303-860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2016, PDC Energy, Inc. (“PDC” or the “Company”) announced the appointment of David Honeyfield as the Company’s Chief Financial Officer, such appointment to become effective on December 19, 2016.  Mr. Honeyfield is 50 years old.  Mr. Honeyfield currently serves as Vice President and Chief Financial Officer of Jonah Energy LLC, a private exploration and production company.  Mr. Honeyfield has served in this capacity from August 2014 and will resign this position on December 16, 2016, prior to commencing his employment with PDC.  Prior to Jonah Energy LLC he served as President and Chief Financial Officer of Intrepid Potash, Inc., a publicly-traded mining and fertilizer company that produces potash and langbeinite.  Mr. Honeyfield served in this role from May 2010 through August 2014.  Mr. Honeyfield served in the role of Vice President and Chief Financial Officer of Intrepid Potash, Inc. from March 2008 to May 2010.  From 2003 to 2008, he held various positions with SM Energy Company (formerly St. Mary Land & Exploration Company), including Senior Vice President and Chief Financial Officer from 2007 to 2008, Vice President and Chief Financial Officer from 2005 to 2008, and Vice President-Finance, Treasurer, and Secretary from 2003 to 2005. From 2002 to 2003, Mr. Honeyfield was Controller and Chief Accounting Officer of Key Production Company, Inc. and then Cimarex Energy Co., which acquired Key Production Company. From 1991 to 2002, Mr. Honeyfield was with Arthur Andersen LLP in Denver, as a senior manager in the audit practice, serving clients primarily in the mining, oil and gas, and manufacturing sectors.

Mr. Honeyfield’s annual compensation will consist of a salary of $400,000 and he will participate in the Company’s annual cash performance bonus program at a target level of 80% of his base salary, with initial annual equity compensation anticipated to be valued at $1,250,000 (consisting of 50% restricted stock and 25% stock appreciation rights vesting over a three-year period and 25% performance shares with a performance period consistent with the Company’s other executive officers).  He will also participate in the Company’s executive severance plan and other benefits commensurate with the executive level including a vehicle allowance.  In addition, he will receive (i) a cash bonus of $350,000 payable in the first quarter of 2017 for foregone compensation from his current employer (subject to a 12-month clawback in certain circumstances) and (ii) a one-time incentive in the form of a signing bonus with an aggregate value of approximately $1 million, consisting one-third of cash payable upon hire, and two-thirds in the form of restricted stock units that will vest over a three-year period.

R. Scott Meyers, the Company’s Chief Accounting Officer, has been acting as the Company’s principal financial officer since July 1, 2016, as reported in the Company’s Current Report on Form 8-K filed on July 8, 2016.  Contemporaneously with the commencement of employment of Mr. Honeyfield on December 19, 2016, the duties of principal financial officer of the Company will be reassigned from Mr. Meyers to Mr. Honeyfield.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and
Secretary

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